Filed in the Office of	Business Number E0338602017-2
Barbara K. Cegavske	Filing Number 20211736853
Secretary of State State Of Nevada	Filed On 9/7/2021 9:36:00 AM
	Number of Pages 1

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

☐ **Certificate of Designation**
☐ **Certificate of Amendment to Designation - Before Issuance of Class or Series**
☐ **Certificate of Amendment to Designation - After Issuance of Class or Series**
☒ **Certificate of Withdrawal of Certificate of Designation**

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity: Vinco Ventures, Inc. Entity or Nevada Business Identification Number (NVID): E0338602017-2
2. Effective date and time:	For Certificate of Designation or Amendment to Designation Only (Optional): Date: Time: (must not be later than 90 days after the certificate is filed)
3. Class or series of stock: (Certificate of Designation only)	The class or series of stock being designated within this filing:
4. Information for amendment of class or series of stock:	The original class or series of stock being amended within this filing:
5. Amendment of class or series of stock:	☐ Certificate of Amendment to Designation- Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued. ☐ Certificate of Amendment to Designation- After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.
6. Resolution: Certificate of Designation and Amendment to Designation only)	By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.*
7. Withdrawal:	Designation being Withdrawn: Series B Convertible Preferred Stock Date of Designation: 10/19/2020 No shares of the class or series of stock being withdrawn are outstanding. The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: * The certificate of designation establishing the Corporation's Series B Convertible Preferred Stock, as amended, is hereby withdrawn.
8. Signature: (Required)	X Chris Ferguson Signature of Officer Date: 8/16/2021

* Attach additional page(s) if necessary
This form must be accompanied by appropriate fees.

Filed in the Office of	Business Number E0338602017-2
Barbara K. Cegavske	Filing Number 20211736856
Secretary of State State Of Nevada	Filed On 9/7/2021 9:36:00 AM
	Number of Pages 1

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Correction

NRS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A

(Only one document may be corrected per certificate.)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).
2. Name of document with inaccuracy or defect.
3. Filing date of document with inaccuracy or defect.
4. Brief description of inaccuracy or defect.
5. Correction of inaccuracy or defect.
6. Must be signed by Authorized Signer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State: Vinco Ventures, Inc. Entity or Nevada Business Identification Number (NVID): E0338602017-2
2. Document:	Name of document with inaccuracy or defect: Certificate to Accompany Amended and Restated Articles
3. Filing Date:	Filing date of document which correction is being made: March 25, 2020
4. Description:	Description of inaccuracy or defect: The document incorrectly states approval therefor by the board of directors pursuant to NRS 78.380, which is insufficient to approve the amendment and restatement of the articles set forth in the document.
5. Correction:	Correction of inaccuracy or defect: The document is hereby corrected to nullify the amendment and restatement of the articles set forth therein.
6. Signature: (Required)	DocuSigned by: X Chris Ferguson 925F7110F6F6489... **Signature** 8/16/2021 Date

This form must be accompanied by appropriate fees.